10.01

                                                    JPK
                                                 4/9/97
                                              1:45 p.m.

                    LOAN AGREEMENT

                         AMONG

                     ALTA GOLD CO.
                     AS BORROWER,

                          AND

     BHF-BANK AKTIENGESELLSCHAFT, NEW YORK BRANCH
                          AND
                  GERALD METALS, INC.
                      AS LENDERS

ARTICLE I......................................................1

 DEFINITIONS...................................................1

ARTICLE II.....................................................5

 GENERAL TERMS.................................................5
   SECTION 2.01.  LOAN.........................................5
   SECTION 2.02.  PAYMENTS OF PRINCIPAL AND INTEREST
                  ON THE LOAN..................................6
   SECTION 2.03.  WITHHOLDING..................................6
   SECTION 2.04.  USE OF PROCEEDS..............................6
   SECTION 2.05.  SECURITY.....................................7

ARTICLE III....................................................7

 REPRESENTATIONS AND WARRANTIES................................7
   SECTION 3.01.  FINANCIAL STATEMENTS.........................7
   SECTION 3.02.  ORGANIZATION, ETC............................7
   SECTION 3.03.  AUTHORIZATION, COMPLIANCE, ETC...............7
   SECTION 3.04.  LITIGATION...................................8
   SECTION 3.05.  TITLE TO PROPERTIES..........................8
   SECTION 3.06.  FILING AND PAYMENT OF TAXES..................8
   SECTION 3.07.  FULL DISCLOSURE..............................8
   SECTION 3.08.  ENFORCEABILITY...............................8
   SECTION 3.09.  SOLVENCY.....................................8

ARTICLE IV.....................................................8

 CONDITIONS PRECEDENT..........................................8
   SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL
                 ADVANCES......................................8
   SECTION 4.02. CONDITIONS PRECEDENT TO SUBSEQUENT
                 ADVANCES......................................10

ARTICLE V......................................................10

 FINANCIAL COVENANTS...........................................10
   SECTION 5.01.  COVENANTS OF BORROWER........................10

ARTICLE VI.....................................................11

 AFFIRMATIVE COVENANTS.........................................11
   SECTION 6.01.  PRESERVATION OF ASSETS; COMPLIANCE
                  WITH LAW.....................................11
   SECTION 6.02.  TAXES, ETC...................................11
   SECTION 6.03.  NOTICE OF PROCEEDINGS OR ADVERSE
                  CHANGE.......................................11
   SECTION 6.04.  NOTICE OF DEFAULT OR EVENT OF
                  DEFAULT......................................11
   SECTION 6.05.  REIMBURSEMENT OF EXPENSES....................11
   SECTION 6.06.  INSURANCE....................................12
   SECTION 6.07.  FINANCIAL REPORTING..........................12
   SECTION 6.08.  VISITATION RIGHTS............................13

ARTICLE VII....................................................13

 NEGATIVE COVENANTS............................................13
   SECTION 7.01.  FUNDAMENTAL CHANGES..........................13
   SECTION 7.02.  ILLEGAL ACTIVITIES...........................13
   SECTION 7.03.  DIVIDENDS....................................13
   SECTION 7.04.  LIENS........................................13

ARTICLE VIII...................................................14

 DEFAULTS/RIGHTS AND REMEDIES OF LENDERS UPON DEFAULT..........14
   SECTION 8.01.  EVENTS OF DEFAULT............................14
   SECTION 8.02.  DEFAULT RATE.................................15

ARTICLE IX.....................................................16

 MISCELLANEOUS.................................................16
   SECTION 9.01.  INCREASED COSTS - CAPITAL....................16
   SECTION 9.02.  SURVIVAL.....................................16
   SECTION 9.03.  INDEMNIFICATION..............................16
   SECTION 9.04.  NONLIABILITY OF LENDERS......................17
   SECTION 9.05.  GOVERNING LAW; SUBMISSION TO
                  JURISDICTION; WAIVER OF JURY TRIAL; WAIVER
                  OF DAMAGES...................................17
   SECTION 9.06.  AMENDMENTS, ETC..............................19
   SECTION 9.07.  WAIVER.......................................19
   SECTION 9.08.  NOTICES......................................19
   SECTION 9.09.  SUCCESSORS AND ASSIGNS.......................20
   SECTION 9.10.  SEVERABILITY.................................20
   SECTION 9.11.  SECTION HEADINGS.............................20
   SECTION 9.12.  INTEGRATION..................................20
   SECTION 9.13.  COUNTERPARTS.................................21
   SECTION 9.14.  SURVIVAL OF DEED OF TRUST....................21

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                          SCHEDULE OF EXHIBITS

  Exhibit A - Request for Advance
  Exhibit B - Permitted Liens
  Exhibit C - Opinion of Counsel
  Exhibit D - Loss Payable Endorsement
  Exhibit E - Griffon Mine
  Exhibit F - Kinsley Mine
  Exhibit G - Olinghouse Mine

                    LOAN AGREEMENT

     THIS LOAN AGREEMENT (as the same may be amended from time to time, "this Agreement") is made as of the 10th day of April, 1997, among BHF-BANK
AKTIENGESELLSCHAFT, NEW YORK BRANCH with its principal office at 590 Madison Avenue, New York, New York 10022-
2540 ("BHF"), GERALD METALS, INC., a Delaware corporation with an office located at 6 High Ridge
Park, Stamford, Connecticut 06905 ("Gerald" and together with BHF, each a "Lender" and collectively, the "Lenders"), and ALTA GOLD CO., a Nevada corporation with its principal office at 601 Whitney Ranch Drive, Suite 10, Henderson, Nevada 89014 ("Borrower").

            W I T N E S S E T H   T H A T:

     Borrower has requested that Lenders provide
Borrower with a secured loan in a principal amount of up to Eight Million Five Hundred Thousand Dollars
($8,500,000) (the "Loan") and each Lender has agreed to the extension of such Loan upon the terms and subject to the conditions hereinafter set forth. Capitalized terms used herein are defined in Article I of this Agreement.

                       ARTICLE I

                      DEFINITIONS

     As used herein, the following terms shall have the indicated meanings:

          "ADVANCE" or "ADVANCES" shall mean the
     individual or aggregate principal amount advanced by Lenders to Borrower pursuant to
     Section 2.01 of this Agreement.

          "BORROWER" shall have the meaning given
     to such term in the preamble.

          "BUSINESS DAY" shall mean any day other
     than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in the State of New York.

          "CAPITAL EXPENDITURES" shall mean, for
     any period, Exploration Expenses,
     expenditures of funds by Borrower for, or the purchase, contracting for the purchase, or the lease of, capital improvements, fixed assets or intangible assets which, in accordance with GAAP, would be added as a debit to the fixed assets account of Borrower.

          "COLLATERAL" shall mean any and all
     assets, rights and interests in or to
     property of Borrower pledged or mortgaged to Lenders, or in which a security interest is granted to Lenders, from time to time, as security pursuant to the Security Documents, whether now owned or hereafter acquired.

          "COMMITMENT" shall have the meaning
     given to such term in Section 2.01(a) of this Agreement.

          "CONVERTIBLE DEBENTURES" shall mean
     certain four percent (4%) convertible
     debentures (with interest payable quarterly and a two (2) year term) now or hereafter issued by Borrower.

          "CURRENT ASSETS" shall mean, at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current assets on the balance sheet of Borrower at such date.

          "CURRENT LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current liabilities on the balance sheet of Borrower as at such date, plus, to the extent not already included therein, all Indebtedness that is payable upon demand or within one (1) year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower to a date more than one (1) year from the date of determination.

          "DEFAULT" shall mean an event, condition or default which with the giving of notice, the passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" shall have the meaning
     given to such term in Section 8.02 of this Agreement.

          "EBITDA" shall mean, for any period, the sum for such period (without duplication), as determined in accordance with GAAP, of Net
     Income PLUS interest expense, income taxes, depreciation, amortization, expense arising from the forgiveness, adjustment or negotiated settlement of any indebtedness and charges resulting from any change in the method of accounting of Borrower.

          "DOLLARS" AND $" shall mean United
     States Dollars.

          "EVENT OF DEFAULT" shall have the
     meaning given to such term in Section 8.01 of this Agreement.

          "EXPENSES" shall mean all present and
     future expenses incurred by or on behalf of any Lender in connection with this Agreement or any of the other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, reasonable attorneys' fees, disbursements and expenses, all reasonable costs and expenses incurred by any Lender in opening bank accounts, depositing checks, receiving and transferring funds, and any charges due to "insufficient funds" of deposited checks and the applicable
     Lender's standard fee relating thereto, fees and expenses of accountants, appraisers or other experts or advisors retained by Lenders, fees and taxes relative to the filing of financing statements, costs of preparing and recording the Security
     Documents and all expenses, costs and fees set forth in Articles VI, VIII or IX of this Agreement.

          "EXPLORATION EXPENSES" shall mean all
     present and future expenses incurred by or on behalf of Borrower in connection with exploration for ore (including, without limitation, test work, drilling expenses, geological surveying, assaying, prospecting, trial pits and bore holes).

          "FINANCIAL STATEMENTS" shall mean the
     balance sheet, income statement, statement of cash flows and retained earnings statement of Borrower for the year or other period then ended, together with supporting schedules, audited (without qualification) by independent

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     certified public accountants approved by
     Lenders (except that, in the case of
     quarterly statements, such statements may be unaudited) and prepared in accordance with GAAP.

          "GAAP" shall mean generally accepted
     accounting principles in the United States of America, as promulgated by the Financial
     Accounting Standards Board and in effect from time to time, consistently applied with past financial statements of Borrower.

          "GRIFFON MINE" shall mean Borrower's
     mining properties in White Pine County,
     Nevada as more particularly described on EXHIBIT E hereto.

          "GOVERNMENTAL AUTHORITY" shall mean the
     United States government, any state or other political subdivision thereof, any agency, court or body of the United States government, any state or other political subdivision thereof, or any quasi-governmental agency or authority exercising executive, legislative, judicial, regulatory or administrative functions.

          "INDEBTEDNESS" shall mean all
     indebtedness, obligations and liabilities of
     Borrower, contingent or otherwise, direct or indirect and howsoever evidenced or incurred, that should be reflected as a liability on the balance sheet of Borrower prepared in accordance with GAAP.

          "INITIAL ADVANCES" shall mean the first
     Six Million Five Hundred Thousand Dollars
     ($6,500,000) of the Loan made to Borrower pursuant to the terms and provisions hereof.

          "KINSLEY MINE" shall mean Borrower's
     mining properties in Elko County, Nevada as more particularly described on EXHIBIT F hereto.

          "LENDER" shall have the meaning given to such term in the preamble of this Agreement.

          "LEVERAGE RATIO" shall mean, for any
     applicable period, the ratio of (a) the
     aggregate amount of all Indebtedness
     outstanding at the end of such period to (b)
     Net Worth of Borrower for such period.

          "LIEN(S)" shall mean any lien, claim,
     charge, pledge, security interest, mortgage, deed of trust or other encumbrance.

          "LIBOR"  shall mean the one month London
     Interbank Offered Rate for Dollars quoted by
     Telerate, as of 11:00 A.M., London time, two
     (2) Business Days prior to the commencement of each calendar month, or as otherwise mutually agreed.

          "LOAN" shall have the meaning given to
     such term in the preamble to this Agreement.

          "LOAN DOCUMENTS" shall mean this
     Agreement, the Notes, the Security Documents and all other documents or instruments executed and delivered by or on behalf of Borrower in connection with the Loan and the transactions contemplated hereby, as the

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     same may hereafter be amended, supplemented,
     restated or otherwise modified from time to time.

          "MATERIAL ADVERSE CHANGE" shall mean a
     material adverse change in (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or (ii) the Collateral, in each case as determined by Lenders.

          "MATERIAL ADVERSE EFFECT" shall mean (i) a Material Adverse Change, (ii) a material adverse effect on Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (iii) a material adverse effect on the rights and remedies of any Lender under any of the Loan Documents, in each case as determined by Lenders.

          "MATURITY DATE" shall mean March 31,
     1999.

          "NET INCOME" shall mean, for any period, the net income (or loss) of Borrower, excluding any extraordinary income (or loss) of Borrower for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP.

          "NET WORTH" shall mean, at any date as
     of which the amount thereof shall mean, at any date as of which the amount thereof shall be determined for Borrower, the total assets of Borrower determined in accordance with GAAP MINUS (i) the sum of any amounts attributable to (a) intangible assets, including, without limitation, goodwill, unamortized debt discount and expense, patents, trademarks, service marks, tradenames, customer lists, and copyrights,
     (b) all reserves not already deducted from assets, (c) to the extent not otherwise approved in advance by Lenders, any write-up in the book value of assets resulting from any revaluation thereof subsequent to the December 31, 1996 Financial Statements of
     Borrower, (d) the net book value of leasehold improvements MINUS (ii) Total Liabilities;
     plus the outstanding principal amount of Subordinated Indebtedness.

          "NOTES" shall mean those certain Secured
     Promissory Notes of even date herewith in the aggregate original principal amount of
     $8,500,000 made by Borrower in favor of
     Lenders to evidence the Loan, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "OBLIGATIONS" shall mean the Loan,
     together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding).
     Obligations shall also include any other indebtedness owing to any Lender by Borrower under this Agreement, the Notes, the Security
     Documents or under any other agreement or arrangement now or hereafter entered into between Borrower and any Lender with respect to the Loan.

          "OLINGHOUSE MINE" shall mean Borrower's
     mining properties in Washoe County, Nevada as more particularly described on EXHIBIT G attached.

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

          "PERMITTED LIENS" shall mean certain
     liens identified on EXHIBIT B hereto.

          "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

          "PRIME RATE" shall mean the rate which
     The Chase Manhattan Bank, N.A. announces from time to time at its principal office in New
     York, New York as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

          "SECURITY AGREEMENT" shall mean that
     certain Security Agreement of even date
     herewith made by Borrower in favor of
     Lenders, as the same may be amended,
     supplemented, restated or otherwise modified from time to time.

          "SECURITY DOCUMENTS" shall have the
     meaning given to such term in Section 2.05 of this Agreement.

          "SUBORDINATED INDEBTEDNESS" shall mean
     Indebtedness of Borrower which is
     subordinated to Borrower's Obligations to
     Lenders.

          "SUBSEQUENT ADVANCES" shall mean the
     aggregate Advances made to Borrower pursuant to the terms and provisions hereof after giving effect to the Initial Advances;
     PROVIDED, HOWEVER, the Subsequent Advances shall not exceed an aggregate principal amount greater than Two Million Dollars
     ($2,000,000).

                      ARTICLE II

                     GENERAL TERMS

     SECTION 2.01.  LOAN.  (a)  Subject to all of the
terms and conditions contained in this Agreement and provided no Default or Event of Default has occurred, Lenders agree to make Advances to Borrower from time to time until December 31, 1997 (the "Loan") in the aggregate principal amount of up to Eight Million Five
Hundred Thousand Dollars ($8,500,000) (the
"Commitment"). Notwithstanding the foregoing, Borrower may not request Advances in excess of Six Million Five
Hundred Thousand Dollars ($6,500,000) unless Borrower has complied with Section 4.02 hereof. Borrower may request Advances from Lenders in accordance with
Section 2.01(b) hereof. Each Advance shall be in an amount of at least Two Hundred Fifty Thousand Dollars
($250,000). If at any time the outstanding principal balance of the Loan exceeds the Commitment, Borrower shall immediately pay to Lenders the amount of such excess. The Advances shall be evidenced by the Notes, which Notes are hereby incorporated herein by reference and made a part hereof. No Advances will be made on or after December 31, 1997. Any Advances repaid or prepaid may not be reborrowed.

          (b)  Advances under the Loan will be made in
equal amounts by Lenders to Borrower upon telephonic request to credit such Advance to Borrower's account made by an officer of Borrower who has been duly authorized by its board of directors and whose name, along with a certified copy of such resolutions, has been transmitted to Lenders. Such request shall be confirmed in writing by Lenders'

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receipt, within two (2) Business Days thereafter, of a
request for Advance in the form of EXHIBIT A hereto, signed by a duly authorized officer of Borrower indicating the date and amount of the Advance requested and acknowledging the principal balance outstanding on the Loan, as of the said date after taking into consideration the amount of the Advance as so requested.

     SECTION 2.02.  PAYMENTS OF PRINCIPAL AND INTEREST
ON THE LOAN. (a) Unless the Default Rate shall apply, the outstanding principal balance of the Loan shall bear interest at LIBOR plus two percent (2%). Interest will be computed based on a three hundred sixty (360) day year counting the actual number of days elapsed and will be payable in arrears on the last Business Day of each month (commencing April 30, 1997) for the month thean ending.

          (b)  Commencing January 31, 1998 and
continuing on the last Business Day of each month thereafter, Borrower will remit to Lenders fifteen (15) installments of principal each in an aggregate amount equal to one-fifteenth (1/15th) of the aggregate principal amount outstanding under the Notes on December 31, 1997. If any monthly principal installment is paid in a different amount and/or on a date other than the last Business Day of each such month, then Lenders, at their sole discretion, may charge breakage costs to Borrower. A final payment of all remaining principal and accrued interest will be made by Borrower to Lenders on the Maturity Date.

          (c)  In addition to payment of monthly
installments of principal as provided in Subsection
2.02(b) above, Borrower shall prepay the Notes in the amount, and immediately upon receipt, of all proceeds from (i) any public or private equity or debt offering of Borrower (except proceeds from (A) equity or convertible debt of not more than Ten Million Dollars
($10,000,000) received prior to October 31, 1997 and
(B) any exercise of rights under the employee stock option plan of Borrower), (ii) any debt financing on the Griffon Mine (except for Two Million Dollars of equipment financing) and/or Olinghouse mining properties of Borrower or (iii) any sale of all or any portion of Borrower's assets not in the ordinary course of business.

          (d)  All payments to be made by Borrower of
principal of, and interest on, the Notes and all Expenses payable by Borrower hereunder, shall be made in such manner as may be designated by Lenders in writing to Borrower, and in any event all such payments shall be made to Lenders in U.S. dollars in immediately available funds prior to 12:00 o'clock Noon (New York
City time) on or before the day that such payment is due.

     SECTION 2.03.  WITHHOLDING.  Borrower hereby
agrees to indemnify and save each Lender harmless from and against any liability (either directly or by way of deduction, withholding, or otherwise) for any present or future tax, duty, levy, impost, fee or charge in respect of, or arising out of, the execution and delivery of or performance under this Agreement or the making of the Loan hereby or the consummation of any of the transactions contemplated by this Agreement, or upon any payment made by Borrower hereunder, other than taxes which are assessed on a net income basis and remitted by Lenders to the United States of America and any political subdivision or taxing authority thereof or therein in respect of, or arising out of, the making of the Loan hereunder and the entering into of the transactions described above. The obligations of Borrower to pay any sums which may become payable under this Section 2.03 will survive the expiration or other termination of this Agreement.

     SECTION 2.04.  USE OF PROCEEDS.  The proceeds of
the Loan shall be used exclusively by Borrower for repayment of all indebtedness, liabilities and obligations of Borrower to Gerald with respect to the existing Five Million Dollar ($5,000,000) secured loan made as of May 31, 1996, construction of the Griffon
Deposit Mine, working capital and payment of Expenses.

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     SECTION 2.05.  SECURITY.  Payment and performance
of the Obligations and any other indebtedness and
liabilities of Borrower to any Lender, whether under
the Notes or otherwise, shall be secured by:

          (a)  a first priority security interest
     in tangible and intangible personal property of Borrower pursuant to the terms of the Security Agreement;

          (b)  deeds of trust executed by Borrower
     granting thereby a first priority mortgage lien on the real estate and all improvements thereon located at the Kinsley Mine and Griffon Mine; and

          (c)  such other agreements may be
     required by any Lender and necessary to
     attach or perfect a Lien in the items covered by Subsections (a) and (b) above.

     All agreements and instruments described in this
Section 2.05, together with any and all other agreements and instruments now or hereafter securing the Notes, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document".

                      ARTICLE III

            REPRESENTATIONS AND WARRANTIES

     To induce Lenders to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants to Lenders (which representations and warranties shall survive the delivery of the Notes and the making of the Loan and shall continue until payment in full of the Obligations) that:

     SECTION 3.01.  FINANCIAL STATEMENTS.  Borrower has
heretofore furnished to Lenders Borrower's Financial
Statements dated December 31, 1996 which fairly present the financial condition of Borrower as of their date, and the results of its operations for the year or other period then ended. To the best of Borrower's knowledge and belief, Borrower does not have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the Financial Statements. Since the date of the Financial Statements, there has been no Material
Adverse Change and no dividends or other distributions have been declared or paid or made to the shareholders of Borrower.

     SECTION 3.02.  ORGANIZATION, ETC.  Borrower (a) is
duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) is duly qualified to transact business in every jurisdiction where, because of the nature of its business or property, such qualification is required, (c) has full power and authority to own its property and assets and to carry on its business as now conducted, and (d) has full power to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

     SECTION 3.03.  AUTHORIZATION, COMPLIANCE, ETC.
The execution and delivery of, and the performance by Borrower of its Obligations under, the Loan Documents
(a) are within its corporate powers, (b) have been duly authorized by all requisite corporate action, (c) do not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of Borrower, and (d) do not violate any indenture, agreement or other instrument to which Borrower is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute
(with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any Lien upon any of the property or assets of Borrower pursuant to, any such indenture, agreement or instrument. Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents.

     SECTION 3.04.  LITIGATION.  There is no action,
suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting
Borrower which, if adversely determined, would have a Material Adverse Effect.

     SECTION 3.05.  TITLE TO PROPERTIES.  Borrower has
good title to all Collateral, free and clear of all Liens of any kind, except Permitted Liens and restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment of Borrower of such properties and assets in the normal course of its business as presently conducted or materially impaired the value of such properties and assets for the purpose of such business.

     SECTION 3.06.  FILING AND PAYMENT OF TAXES.
Borrower has filed all tax returns required to be filed by Borrower, and has paid, or made adequate provision for the payment of, all taxes, charges and assessments due and payable by Borrower.

     SECTION 3.07.  FULL DISCLOSURE.  Neither the
Financial Statements referred to in Section 3.01, nor any statement of fact made by or on behalf of Borrower in this Agreement or any of the other Loan Documents or any certificate, written statement or schedule furnished to any Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to Borrower which has not been disclosed to Lenders in writing, which could have a Material
Adverse Effect.

     SECTION 3.08.  ENFORCEABILITY.  This Agreement and
all of the other Loan Documents executed and delivered in connection herewith are legal, valid and binding obligations of Borrower and are enforceable against Borrower, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

     SECTION 3.09.  SOLVENCY.  The fair saleable value
of Borrower's assets exceeds all probable liabilities of Borrower; Borrower, to the best of its knowledge, does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged;
and Borrower has not incurred, nor believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

                      ARTICLE IV

                 CONDITIONS PRECEDENT

          SECTION 4.01.  CONDITIONS PRECEDENT TO
INITIAL ADVANCES. The obligation of Lenders to make any Initial Advance is subject to the satisfaction of the following conditions precedent:

          (a)  The representations and warranties
     set forth in Article III hereof and in all other Loan Documents shall be true and correct.

          (b)  Borrower shall have executed and
     delivered to Lenders, or caused to be
     executed and delivered to Lenders, on or prior to the date of execution of this Agreement, the following:

               (i)  The Notes;

               (ii)  A certificate of the
          Secretary or Assistant Secretary of
          Borrower certifying to the votes of
          Borrower's Board of Directors
          authorizing the execution and delivery
          of this Agreement, the Notes and the
          Loan Documents;

               (iii)  A certificate of the
          Secretary or Assistant Secretary of
          Borrower which shall certify the names
          of the officers of Borrower authorized
          to sign this Agreement, the Notes, and
          any other documents or certificates to
          be delivered pursuant to this Agreement
          by Borrower or any of its officers,
          together with the true signatures of
          such officers. Lenders may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

               (iv)  Good Standing Certificates,
          dated reasonably near the date of the
          Loan, of the Nevada Secretary of State
          stating that Borrower is duly
          incorporated (or qualified) and in good
          standing in such jurisdiction and has
          filed all annual reports and has paid
          all franchise and other taxes required
          to be filed or paid to the date of such
          certificate;

               (v)  A favorable written opinion of
          Borrower's counsel in favor of Lenders,
          dated the date of this Agreement, in the form attached hereto as EXHIBIT C;

               (vi)  The Security Documents,
          together with any other documents
          required by the terms thereof;

               (vii)  Insurance certificates
          showing compliance with the provisions
          of Section 6.06 hereof; and

               (viii)  Such other supporting
          documents, legal opinions, agreements
          and certificates as any Lender or its
          counsel may request.

          (c)  All legal matters incident to the
     transactions hereby contemplated shall be satisfactory to the respective counsel of Lenders.

          (d)  No Default or Event of Default
     shall have occurred and be continuing or would result from the making of the Loan, as determined by Lenders in their sole discretion.

          (e)  No Material Adverse Change, or
     development reasonably likely to have a
     Material Adverse Effect, shall have occurred and be continuing, as determined by Lenders in their sole discretion.

          (f)  Borrower shall have established a
     gold floor program with Gerald (to remain in effect during the term of this Agreement) covering 108,500 troy ounces of gold at a minimum price of $335 per troy ounce and shall have simultaneously entered into
     Gerald's standard trading/margin agreement.

          (g)  Borrower shall have entered into a
     Gold Purchase and Refining Contract with
     Gerald with respect to Gerald's purchase of one hundred percent (100%) of Borrower's gold production for a period of two (2) years from the date of execution and delivery of this Agreement.

          SECTION 4.02.  CONDITIONS PRECEDENT TO
SUBSEQUENT ADVANCES. The obligation of Lenders to make any Subsequent Advance is subject to the satisfaction of the following conditions precedent:

          (a)  No Default or Event of Default
     shall have occurred and be continuing or would result from the making of such Subsequent Advance, as determined by Lenders in their sole discretion.

          (b)  No Material Adverse Change, or
     development reasonably likely to have a
     Material Adverse Effect, shall have occurred and be continuing, as determined by Lenders in their sole discretion.

          (c)  Borrower shall have obtained all
     permits, licenses, consents and
     authorizations (including, without
     limitation, environmental and mining permits) necessary (as determined by Lenders in their sole discretion) to conduct its business at the Griffon Deposit Mine.

          (d)  The representations and warranties
     set forth in Article III hereof and in all other Loan Documents shall be true and correct.

                       ARTICLE V

                  FINANCIAL COVENANTS

     Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will:

          (a)  Maintain at all times a Net Worth
     (tested quarterly) of not less than Thirty
     Million Dollars ($30,000,000);

          (b)  Not permit the ratio of Current
     Assets to Current Liabilities at any time
     (tested quarterly) to be less than 1.05:
     1.00;

          (c)  Not make or incur Capital
     Expenditures during each of the calendar years 1997 and 1998 (or any portion thereof), tested at the end of each such year, in excess of:

               1997                $15,000,000

               1998                $2,000,000;

          (d)  For each fiscal quarter during this
     Agreement, maintain a ratio of EBITDA to total interest expense on all Indebtedness of not less than 3.00: 1.00;

          (e)  For each fiscal quarter during this
     Agreement, maintain a Leverage Ratio of not more than 0.75: 1.00 (or, if the Convertible
     Debentures are converted to equity, .50:
     1.00);

          (f)  For each fiscal quarter during this
     Agreement, maintain a ratio of EBITDA to total interest expense and principal payments of Indebtedness of not less than 1.25: 1.00;
     and

          (g)  Within forty-five (45) days after
     the end of each fiscal quarter, provide
     Financial Statements for such period and the fiscal year to date, and a written report for such quarter as to compliance with the provisions of this Article V.

                      ARTICLE VI

                 AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will:

     SECTION 6.01.  PRESERVATION OF ASSETS; COMPLIANCE
WITH LAW. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises; and

          (b)  Comply with all applicable laws, rules,
regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable
Governmental Authority.

     SECTION 6.02.  TAXES, ETC.  Pay and discharge or
cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of the Collateral.

     SECTION 6.03.  NOTICE OF PROCEEDINGS OR ADVERSE
CHANGE. Give written notice to each Lender, as soon as possible and in any event within fifteen (15) days after Borrower has knowledge, of (i) any proceedings or investigations being instituted by or against Borrower in any federal or state court or before any commission or other regulatory body, whether federal, state or local which, if adversely determined, would have a Material Adverse Effect and (ii) any Material Adverse
Change.

     SECTION 6.04.  NOTICE OF DEFAULT OR EVENT OF
DEFAULT. Immediately advise each Lender of the occurrence of any Default or Event of Default.

     SECTION 6.05.  REIMBURSEMENT OF EXPENSES.  On the
date of execution of this Agreement, reimburse each Lender for all Expenses incurred by such Lender on or prior to such date. From and after such date, Borrower shall promptly reimburse each Lender for all Expenses as the same are incurred by such Lender and upon receipt of invoices therefor.

     SECTION 6.06.  INSURANCE.  Maintain at all times
insurance coverage in respect of the properties and assets of Borrower in amounts, on terms and with such financially sound and reputable insurers reasonably acceptable to Lenders, as is consistent with Borrower's ordinary course of business. Such coverage shall include, without limitation, fire and extended coverage insurance for the full insurable value of all buildings and other improvements located on property constituting
Collateral and public liability and worker's compensation insurance, all in amounts not less than the amount of the coverage maintained immediately prior to the execution of this Agreement and under policies in form and content reasonably acceptable to Lenders.
All policies of insurance shall name each Lender as loss payee and additional insured pursuant to a non-contributory loss payable endorsement in form similar to the endorsement as set out in EXHIBIT D hereto and satisfactory in all respects to Lenders.

     Any surplus remaining from any such insurance in excess of all indebtedness, liabilities and obligations of Borrower to Lenders shall be delivered to Borrower, or its successors or assigns.

     Borrower shall furnish Lenders with an original copy of all policies of insurance. If Lenders permit
Borrower to provide any of the required insurance through blanket policies, Borrower shall furnish
Lenders with a certificate of insurance for each such policy setting forth coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date.

     SECTION 6.07.  FINANCIAL REPORTING.  Furnish to
     Lenders:

          (a)  Within one hundred twenty (120) days of
     the end of each fiscal year (beginning December
     31, 1997), Financial Statements showing the financial condition at the close of such fiscal year, the results of operations during such year and containing a statement to the effect that its independent certified public accountants have examined the provisions of this Agreement and that no Default or Event of Default has occurred, together with a copy of the management letter and any other written reports delivered by such accountants to Borrower with respect to such Financial Statements and the audit thereof conducted by such accountants:

          (b)  Within forty-five (45) days after the
     end of each quarter in each such fiscal year, Financial Statements for such period and the fiscal year to that date, subject to changes resulting from routine year-end audit adjustments, together with a comparison to the Financial
     Statements for the same period in the prior year in form satisfactory to Lenders:

          (c)  Copies of all reports filed with the
     Securities Exchange Commission; and

          (d)  Copies of mining reports and mining
     plans on properties provided to shareholders.

      SECTION 6.08.  VISITATION RIGHTS.  Permit  agents
or representatives of Lenders to inspect and to discuss the affairs, finances and accounts of Borrower with its officers, at any time and from time to time during normal business hours.

                      ARTICLE VII

                  NEGATIVE COVENANTS

     Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will not, directly or indirectly:

     SECTION 7.01.  FUNDAMENTAL CHANGES.  Dissolve,
liquidate, merge, consolidate or otherwise alter or modify Borrower's corporate name, mailing address, principal place of business, structure, status or existence or enter into or engage in any operation or activity materially different from that presently conducted by Borrower; make any substantial change in its executive management; amend its corporate charter or by-laws in any manner that could have a Material
Adverse Effect; or sell or otherwise transfer all or substantially all of Borrower's assets.

     SECTION 7.02.  ILLEGAL ACTIVITIES.  Engage in any
conduct or activity, including, without limitation, a pattern of racketeering activity, that could subject any of Borrower's assets to forfeiture or seizure.

     SECTION 7.03.  DIVIDENDS.  Pay any dividends, or
make any distribution of cash or property, or both, to holders of shares of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any shares of its capital stock, of any class.

     SECTION 7.04.  LIENS.  Create, incur, assume or
suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, now or hereafter owned, other than:

          (i)  liens securing the payment of
     taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

          (ii)  deposits under worker's
     compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts
     (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or reclamation bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (iii)  liens imposed by law, such as
     carriers', warehousemen's or mechanics'
     liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

          (iv)  liens in favor of any Lender;

          (v)  liens in favor of other entities
     providing financing to Borrower related to mining properties and not to exceed One
     Million Dollars ($1,000,000) in the aggregate at any time; and

          (vi)  Permitted Liens.

                     ARTICLE VIII

 DEFAULTS/RIGHTS AND REMEDIES OF LENDERS UPON DEFAULT

     SECTION 8.01.  EVENTS OF DEFAULT.  In each case of
happening of any of the following events (each of which is herein and in the Note and the Security Documents sometimes called an "Event of Default"):

          (a)  failure of Borrower to pay (i) any
     installment of principal of, or interest on, any Note (provided, however, in the case of interest on such Note, that such failure continues for a period of three (3) Business
     Days following its occurrence), (ii) Expenses or (iii) any other Obligations, when the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;

          (b)  failure of Borrower to perform,
     comply with or observe any term, covenant or agreement applicable to Borrower (other than as set forth in other paragraphs of this
     Section 8.01) contained in Articles II, VI or
     VII hereof, Section 9.02 hereof or in any Note, which failure continues for a period of ten (10) days following its occurrence;

          (c)  failure of Borrower to perform,
     comply with or observe any other term,
     covenant or agreement applicable to Borrower pursuant to this Agreement other than as set forth in other paragraphs of this Section
     8.01, and such default shall continue
     unremedied for a period of twenty (20) days after the delivery of written notice thereof by Lenders to Borrower;

          (d)  any representation or warranty made
     by or on behalf of Borrower pursuant to this Agreement, any other Loan Document or any other agreement, document, instrument or certificate executed by Borrower in favor of any Lender shall be untrue or misleading in any material adverse respect as of the date such representation or warranty was made or is deemed to have been made;

          (e)  the occurrence of a default or
     event of default with respect to any
     Indebtedness (other than to Lenders but
     including, without limitation, the
     Convertible Debentures), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of Borrower (other than to Lenders) is not paid, when due and payable, whether at the due date thereof or by acceleration or otherwise;

          (f)  the occurrence of any "Event of
     Default" as defined in any Security Document;

          (g)  Borrower shall (i) discontinue or
     abandon operation of its business, (ii) apply for or consent to or suffer the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
     (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) file, or have filed against it, a petition for relief under Title 11 of the United
     States Code, (vi) file, or have filed against it, a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate or action shall be taken for the purpose of effecting any of the foregoing, (vii) become insolvent,
     (viii) fail to generally pay its debts as they mature or (ix) have liabilities which exceed the fair value of its assets;

          (h)  for any reason, any Security
     Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected within ten (10) days subsequent to the execution and delivery of this Agreement as a first priority lien;

          (i)  Borrower suffers or sustains a
     Material Adverse Change or the prospect of repayment of any Lender is materially impaired;

          (j)  the occurrence of any "Event of
     Default" as defined in that certain Trading
     Agreement between Borrower and Gerald dated
     January 24, 1995, as amended or modified from time to time; or

          (k)  any change of fifty percent (50%)
     or more in the share ownership of Borrower;

then, upon the occurrence of any such Event of Default which has not been cured by Borrower or waived in writing by Lenders, any Lender may, by notice to Borrower, declare all Obligations to be immediately due and payable. Upon such declaration, the Obligations shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note or other evidence of such Obligations to the contrary notwithstanding (except with respect to any Event of Default set forth in Section 8.01(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) and any obligation of either Lender to make the Loan to Borrower shall immediately terminate. Lenders may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Lenders, whether under this Agreement, the Security Documents or under any agreement securing the Obligations of Borrower hereunder, or afforded by applicable law. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.
Borrower agrees to pay each Lender's attorneys' reasonable fees and legal expenses incurred in enforcing such Lender's rights, powers and remedies under this Agreement, any Note, the Security Documents and any other agreement securing the Obligations.

     SECTION 8.02.  DEFAULT RATE.  Without regard to
whether any Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable interest rate under the Notes shall be increased, to the extent permitted by law, to a rate per annum equal to the Prime Rate plus three percent (3%).

                      ARTICLE IX

                     MISCELLANEOUS

     SECTION 9.01.  INCREASED COSTS - CAPITAL.  If any
Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof, by any Governmental
Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing with respect to the Loan imposes or increases a requirement by any Lender to allocate capital resources to its commitments, including the Loan hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material, then, in each such case: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to Borrower and (ii)
Borrower shall pay to Lender as an additional fee from time to time on demand such amount as Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this Section 9.01 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined.
In determining such amounts, a Lender may use any reasonable averaging and attribution methods.

     SECTION 9.02.  SURVIVAL.  This Agreement and all
covenants, agreements, representations and warranties herein and in the certificates delivered pursuant hereto, shall survive the making by any Lender of the Loan and the execution and delivery to Lenders of the Notes and shall continue in full force and effect so long as any Note and any other indebtedness of Borrower to any Lender is outstanding and unpaid.

     SECTION 9.03.  INDEMNIFICATION.  Borrower shall
and hereby agrees to indemnify, defend and hold harmless each Lender and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or the transactions contemplated hereby, (ii) any actual or proposed use by Borrower of the proceeds of the Loan, (iii) any breach by Borrower of any of the provisions of this Agreement or (iv) such Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower's obligations set forth in this Section 9.03 shall survive any termination of this Agreement and the other
Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to each Lender all costs and expenses (including the reasonable fees and disbursements of counsel) paid or incurred by such Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Loan
Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting the Loan, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     SECTION 9.04.  NONLIABILITY OF LENDERS.  THE
RELATIONSHIP BETWEEN BORROWER AND EACH LENDER SHALL BE
SOLELY THAT OF BORROWER AND LENDER.  NO LENDER SHALL
HAVE ANY FIDUCIARY RESPONSIBILITIES TO BORROWER.
BORROWER (i) AGREES THAT NEITHER LENDER SHALL HAVE ANY
LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT,
CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY BORROWER
IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY
RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE
RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, THE OTHER
LOAN DOCUMENTS OR ANY OTHER AGREEMENT ENTERED INTO IN
CONNECTION HEREWITH OR ANY ACT, OMISSION OR EVENT
OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS
DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON
SUCH LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT
SUBJECT TO REVIEW ON APPEAL), THAT SUCH LOSSES WERE THE
RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH LENDER,
CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND
(ii) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY
CLAIM AGAINST SUCH LENDER (WHETHER SOUNDING IN TORT,
CONTRACT OR OTHERWISE), EXCEPT A CLAIM BASED UPON GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT.  WHETHER OR NOT SUCH
DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE
WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS
EFFECTIVE, SUCH LENDER SHALL NOT HAVE ANY LIABILITY
WITH RESPECT TO, AND BORROWER HEREBY WAIVES, RELEASES
AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL,
INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY
BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY
WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE
RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, THE OTHER
LOAN DOCUMENTS OR ANY OTHER AGREEMENT ENTERED INTO IN
CONNECTION HEREWITH OR THEREWITH OR ANY ACT, OMISSION
OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH,
UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT
IS BINDING ON SUCH LENDER (WHICH JUDGMENT SHALL BE
FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH
DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE
PART OF SUCH LENDER CONSTITUTING WILLFUL MISCONDUCT.

     SECTION 9.05.  GOVERNING LAW; SUBMISSION TO
JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.
(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK,
AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED
TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED
BETWEEN BORROWER AND ANY LENDER IN CONNECTION WITH THIS
AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT,
EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE
WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF
LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW
YORK.

          (b)  EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH
AND IN PARAGRAPH (f) BELOW, BORROWER AND EACH LENDER
AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF,
CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION
WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT,
TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY
STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK,

BUT BORROWER AND EACH LENDER ACKNOWLEDGE THAT ANY
APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A
COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.  BORROWER
WAIVES IN ALL DISPUTES ANY OBLIGATION THAT IT MAY HAVE
TO THE LOCATION OF SUCH COURT CONSIDERING THE DISPUTE
INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE
LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS.

          (c)  BORROWER AGREES THAT EACH LENDER SHALL
HAVE THE RIGHT TO THE EXTENT PERMITTED BY APPLICABLE
LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A
COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH
TO ENABLE SUCH LENDER TO REALIZE ON SUCH PROPERTY, OR
TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN
FAVOR OF LENDER.  BORROWER AGREES THAT IT WILL NOT
ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING
BROUGHT BY ANY LENDER TO REALIZE ON SUCH PROPERTY, OR
TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF
SUCH LENDER.  BORROWER WAIVES ANY OBJECTION THAT IT MAY
HAVE TO THE LOCATION OF THE COURT IN WHICH ANY LENDER
HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH
INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE
LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS.

          (d)  BORROWER AND EACH LENDER EACH WAIVE ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY
DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR
OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM
IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY
DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH
TRIAL WITHOUT A JURY.

          (e)  BORROWER HEREBY IRREVOCABLY DESIGNATES
KUMMER, KAEMPFER, BONNER & RENSHAW, 3800 HOWARD HUGHES
PARKWAY, 7TH FLOOR, LAS VEGAS, NEVADA 89109 FAX NO.
(701) 796-7181 ATTENTION: MICHAEL BONNER, ESQ. AS THE
DESIGNEE, APPOINTEE AND AGENT OF BORROWER TO RECEIVE,
FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN
SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR
PROCEEDING WITH RESPECT TO THIS AGREEMENT.  BORROWER
FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS
OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION
OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY
REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO
BORROWER AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT,
SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS
DAYS AFTER SUCH MAILING.

          (f)  NOTHING HEREIN SHALL AFFECT THE RIGHT OF
ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR
OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER
JURISDICTION.

          (g)  BORROWER WAIVES THE POSTING OF ANY BOND
OTHERWISE REQUIRED OF ANY LENDER IN CONNECTION WITH ANY
JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT
OR OTHER COURT ORDER ENTERED IN FAVOR OF ANY LENDER, OR
TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY

RESTRAINING ORDER OR PRELIMINARY OR PERMANENT
INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR
DOCUMENT BETWEEN BORROWER AND ANY LENDER.

     SECTION 9.06.  AMENDMENTS, ETC.  No amendment or
waiver of any provision of this Agreement, or of any Note, or of any of the Security Documents, nor consent to any departure by Borrower from a provision, shall be effective unless the same shall be in writing and signed by Lenders. A written amendment, consent or waiver shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on Borrower, in any one case, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     SECTION 9.07.  WAIVER.  Neither any failure nor
any delay on the part of any Lender in exercising any right, power or privilege hereunder, or under any Note, or any Security Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     SECTION 9.08.  NOTICES.  All notices and
correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the addresses set forth below, or by facsimile transmission
(including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the FAX numbers and addresses set forth below.

     If to Lenders:

          BHF-BANK Aktiengesellschaft, New York Branch
          590 Madison Avenue
          New York, New York  10022-2540
          Attention:  Robert Novak
          Fax No.:  (212) 756-5911

and       Gerald Metals, Inc.
          6 High Ridge Park,
          Stamford, Connecticut 06905
          Attention:  Robert Kaeser
          Fax No.:  (203) 609-8301

With a copy to:

          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, Rhode Island 02903
          Attention:  James P. Kelly, Esq.
          FAX No.: (401) 276-6611

     If to Borrower:

          Alta Gold Co.
          601 Whitney Ranch Drive
          Suite 10
          Henderson, Nevada 89014
          Attention:  President
          FAX No.:  (702) 433-1547

     With a copy to:

          Kummer Kaempfer Bonner & Renshaw
          3800 Howard Hughes Parkway
          7th Floor
          Las Vegas, NE  89109
          Attention:  Michael Bonner, Esq.
          FAX No.:  (702) 796-7181

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) Business Days after being postmarked,
(iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

     SECTION 9.09.  SUCCESSORS AND ASSIGNS.  This
Agreement shall be binding upon and inure to the benefit of Borrower and each Lender and their respective successors and assigns, except that Borrower shall not have the right to assign this Agreement or any interest herein without the prior written consent of each Lender. Either Lender may, without the consent of Borrower, assign to one or more banks, financial institutions or investment companies all or a portion of such Lender's rights and obligations under this Agreement, any Note and the Security Documents.

     SECTION 9.10.  SEVERABILITY.  In case any
provision in or obligation under this Agreement or any Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 9.11.  SECTION HEADINGS.  The Article and
Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 9.12.  INTEGRATION.  This Agreement
supersedes Borrower's application for credit, commitment letters and proposal letters in respect hereof, and all other prior dealings between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Loan Documents and the Notes, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

     SECTION 9.13.  COUNTERPARTS.  This Agreement may
be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 9.14.  SURVIVAL OF DEED OF TRUST  The
representations, warranties, covenants, agreements and indemnification of Borrower, as well as all other provisions, contained in paragraphs 8, 9, 10, 11 and 12 of the Deed of Trust are hereby fully incorporated herein by reference, as if fully set forth herein, and the parties hereby agree that all such provisions shall survive any release, satisfaction, termination or other extinguishment of the Deed of Trust, or the first priority lien established thereby.

     IN WITNESS WHEREOF, each Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              Lenders:

                              BHF-BANK
                              Aktiengesellschaft

                              By_______________________
                              Title____________________

                              By_______________________
                              Title____________________

                              GERALD METALS, INC.

                              By_______________________
                              Title____________________

                              By_______________________
                              Title____________________

                              Borrower:

                              ALTA GOLD CO.

                              By_______________________
                              Title____________________

                              By_______________________
                              Title____________________

                       EXHIBIT A

                  REQUEST FOR ADVANCE

                              __________________, 199__

BHF-BANK Aktiengesellschaft, New York Branch
590 Madison Avenue
New York, New York  10022-2540
Attention:  Robert Novak, Trade Finance

Gerald Metals, Inc.
6 High Ridge Park,
Stamford, Connecticut 06905
Attention:  Robert Kaeser


Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.01 of the Loan Agreement dated as of _________, 1997, among the undersigned, BHF-BANK Aktiengesellschaft and Gerald
Metals, Inc.( as amended or modified from time to time, the "Loan Agreement"), the undersigned, as borrower, hereby requests an Advance of $____________ to be made on ________________, 199__, which Advance shall be evidenced by the undersigned's Secured Promissory Notes dated [] ___, 1997. The principal balance outstanding under said Secured Promissory Notes, after taking into consideration the amount of the Advance requested hereunder, is $_____________.

     The undersigned hereby represents and warrants that (i) no event has occurred and is continuing, or would result from the proposed Advance, which constitutes an "Event of Default" or a "Default" as each term is defined in the Loan Agreement and (ii) the representations and warranties in Article III of the Loan Agreement remain true and correct as of the date hereof. The undersigned further represents and warrants that the financial condition of the undersigned has not materially adversely changed since the submission of the undersigned's most recent financial information to the Lenders.

     The officer signing below hereby individually represents that he/she is an authorized officer of the undersigned borrower and is authorized to request the Advance on behalf of such borrower.

                              Very truly yours,

                              ALTA GOLD CO.

                              By_______________________
                              Title____________________

                    PERMITTED LIENS
(A)Property described in the following financing statements on file on date hereof:


                                                          FILE     COLLATERAL
  FILING OFFICE      SECURED PARTY         FILE NO.       DATE     DESCRIPTION
Nevada Secretary   NERCO Exploration       91-10688     11/19/91   Escrow
of State           Company                                         funds

                   Cargill Leasing         95-08576     06/19/95   Equipment
                   Corporation (assigned
                   to Cargill Leasing
                   Receivables, LLC)

                   Cargill Leasing         95-12612     09/06/95   Equipment
                   Corporation (assigned
                   to Cargill Leasing
                   Receivables, LLC)

                   First National Bank     96-          3/  /96    Mill and
                   of Ely                                          equipment

                   Lyon Credit Corp.       96-06852     5/3/96     Equipment

                   Cargill Leasing         97-02722     2/18/97    Equipment
                   Receivables, LLC

                   Concord Commercial      96-09309     6/13/96    Equipment

Clark County       Gerald Metals, Inc.     Bk 960716    7/16/96    All assets
Recorder           (assigned to BHF        Inst 00621
                   Bank, etc.)

                   Gerald Metals, Inc.     Bk 950727    7/16/96    Equipment
                                           Inst 01195

Elko County        Gerald Metals, Inc.     386760       6/12/96    All assets
Recorder           (assigned to BHF Bank   Bk 942
                   Akhiengelsellschaft)    Pg 164

Elko County        Gerald Metals, Inc.     366877       4/20/95    All assets
Recorder

Washoe County      Gerald Metals, Inc.     1887690      9/24/95    All assets
Recorder

White Pine County  Gerald Metals, Inc.     Bk 235       4/21/95    All assets
Recorder                                   Pg 583


(B) Purchase money security interests in property acquired after the date hereof.

                       EXHIBIT C

              FORM OF OPINION OF COUNSEL

                     April 14, 1997

BHF - Bank Aktiengesellschaft
New York Branch
590 Madison Avenue
New York, New York 10022-2540

Gerald Metals, Inc.
6 High Ridge Park
Stamford, Connecticut 06905

               Re:  $8,500,000 Loan to Alta Gold Co.

Ladies and Gentlemen:

          We have acted as Nevada counsel for Alta Gold Co., a Nevada corporation ("Borrower"), in connection with a loan made by BHF Bank Aktiengesellschaft, New York Branch ("BHF") and Gerald Metals, Inc. ("Gerald") (Gerald, together with BHF, each a "Lender" and collectively, the "Lenders") to Borrower in the original principal amount of $8,500,000 (the "Loan"). All capitalized terms used herein and not specifically defined shall have the meanings given such terms in the Loan Agreement (as defined below).

          For purposes of this opinion letter, we have examined and relied upon the following documents, all of which are dated as of the date hereof:

          1.    The Loan Agreement among Borrower, BHF and Gerald
(the "Loan Agreement");

          2. Secured Promissory Note in the original principal amount of $4,250,000 made by Borrower and payable to BHF (the
"BHF Note");

          3. Secured Promissory Note in the original principal amount of $4,250,000 made by Borrower and payable to Gerald (the
"Gerald Note");

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 2

          4.    Security Agreement among Borrower, BHF and Gerald
(the "Security Agreement");

          5. Deed of Trust Assignment of Rents and Royalties, Security Agreement, Financing Statement and Fixture Filing made by Borrower as Trustor, to First American Title Company of Nevada as Trustee for the benefit of BHF and Gerald as beneficiaries (the "Deed of Trust"); and

          6. UCC-1 Financing Statements as referenced in the Loan Agreement (the "Financing Statements").

(The  Loan Agreement, the BHF Note, the Gerald Note, the Security
Agreement and the Deed of Trust are hereinafter collectively referred to as the "Loan Documents.")

          We have also examined and relied upon, with respect to all matters contained therein, the following documents relating to Borrower:

          1.    Officers Certificate of Borrower dated April  14,
1997,  with  attached  Articles  of  Incorporation,  Bylaws   and
resolutions of the Board of Directors of the Company with respect to the Loan (the "Officers Certificate"); and

          2.    Certificate  of  Corporate  Existence  (including
Amendments)  from the Nevada Secretary of State dated  April  11,
1997, concerning the "good standing" of Borrower to do business in the State of Nevada (the "Good Standing Certificate").

(The Officers Certificate and Good Standing Certificate are hereinafter collectively referred to as the "Authorization
Documents.")

          In addition to the Loan Documents and the Authorization Documents, we have caused to be made, and have relied upon, the following searches, with respect to Borrower, of the records of the following offices. The scope of each report issued by the respective office is stated. We have searched only under the corporate name of Borrower (the reports are hereinafter collectively referred to as the "Search Reports").

          1.     Plaintiff/defendant  indices  of  the   official
records of the Eighth Judicial District Court of the State of Nevada, Clark County, for civil suits filed since January 1, 1992
(current through April 10, 1997);

          2.     Plaintiff/defendant  indices  of  the   official
records of the Federal District Court for the District of the State of Nevada, Southern Office, for civil suits filed since
January 1, 1992 (current through April 10, 1997);

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 3

          3. UCC lien search of the official records of the County Recorder of Clark County, Nevada (current through April 9,
1997);

          4. UCC lien search of the official records of the County Recorder of Washoe County, Nevada (current through April
10, 1997);

          5. UCC lien search of the official records of the County Recorder of Elko County, Nevada (current through April 10,
1997);

          6. UCC lien search of the official records of the County Recorder of White Pine County, Nevada (current through
April 8, 1997); and

          7. UCC lien search of the official records of the Secretary of State of Nevada (current through April 11, 1997).

          We have also reviewed such other instruments, documents, and agreements as we have deemed necessary or appropriate in the circumstances for the purposes of rendering this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have assumed the legal capacity of natural persons who signed or who will sign the Loan Documents. We have further assumed that the Loan Documents accurately describe and contain your understanding of the matters contained in them and that there are no oral or written statements or agreements between Borrower and the Lenders (or either Lender) that modify, amend or vary, or purport to modify, amend or vary the terms of the Loan Documents except that certain side-letter from Borrower to Lenders relating to the notification by Borrower of the hypothecation of water permits to be issued to Borrower by the Nevada State Engineer (the "Side-Letter").

          For purposes of this opinion letter, for all the relevant times stated herein, we have assumed that the Lenders have all requisite power and authority to enter into the Loan Documents to which they are a party and have taken all necessary action to execute and deliver such Loan Documents. We have assumed that the Loan Documents, when executed and delivered by the Lenders, shall constitute legal, valid and binding obligations and shall be enforceable against the Lenders in accordance with their respective terms. We have assumed the due execution by the Lenders of the Loan Documents to which they are a party. We have also assumed that the Lenders have been duly organized, are validly existing, and are in good standing under their respective jurisdictions of organization and possess the corporate or other organizational power to perform their obligations thereunder. We have further assumed that the Lenders are exempt from, or have complied with, all federal, state and municipal laws, rules and regulations necessary to make the Loan.

BHF - Bank Atkiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 4

          Whenever our opinion or statement with respect to the existence or absence of facts is based on our knowledge or awareness, it is intended to signify that no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Our knowledge is based on the actual current knowledge of attorneys in our firm who have worked on this matter. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the opinions expressed below. In addition, we have not made an independent investigation or verification of any facts set forth in the Loan Documents, the Authorization Documents or the Search Reports. We have assumed the correctness and accuracy of all the factual and legal matters set forth in the Authorization Documents and the Search Reports. In addition, as to the matters expressed in opinion no. 1(a) below, we have solely relied on the Good Standing Certificate.

          We have not made or undertaken to make any investigation of the state of title to, or the description of the real and personal property described in the Loan Documents or the Financing Statements, and we express no opinion with respect to the title thereto. In giving the opinions set forth below, we have assumed that Borrower has an interest in the property encumbered by the Deed of Trust and the Security Agreement. We have assumed that the Search Reports are accurate and complete and that no judgment liens or other liens have been filed covering any portion of the real or personal property described in the Loan Documents or the Financing Statements since the date of the Search Reports. We have assumed that the Deed of Trust has been or will be properly filed or recorded with the Offices of the County Recorder of White Pine and Elko Counties, Nevada. We have also assumed that the Financing Statements have been or will be properly filed or recorded with the Offices of the County Recorder of Clark, Washoe, White Pine and Elko Counties, Nevada and with the Nevada Secretary of State, in Carson City, Nevada (collectively, the "Filing Offices").

          With respect to the personal property described in the Loan Documents, we have assumed that (i) Borrower has "rights" in such personal property, as that term is expressed in Nevada Revised Statutes ("NRS") Section 104.9203, (ii) other than the Side-Letter, there is no agreement between the Lenders (or either Lender) and Borrower postponing the time of attachment of any security interest granted under the Loan Documents, and (iii) the description of the personal property described in the Financing Statements is accurate and is sufficient to enable the identification thereof by a subsequent purchaser or mortgagee. In this connection, we note that the law is not well developed in the State of Nevada with respect to the specificity of description necessary to perfect a valid security interest in personal property. To insure beyond any doubt that a sufficient description has been provided, the personal property intended to be subject to a perfected security interest should be identified by serial or identification numbers or by some other method of specific identification. However, the more general description of the personal property collateral used in the Loan Documents is consistent with that commonly used by major lenders in the State of Nevada and, although the matter is not free from doubt, such general description should be held by a Nevada court to be sufficient to perfect a security interest

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 5

in the personal property described therein. We have assumed that none of the Collateral is covered by a certificate of title issued under a statute of the State of Nevada or of another jurisdiction under the law of which indication of a security interest on the certificate is required as a condition of perfection.

          We are admitted to the bar of the State of Nevada and in rendering our opinions hereinafter stated, we have assumed that the laws of the State of New York are identical in all respects to the laws of the State of Nevada. Moreover, in rendering our opinions hereinafter stated, we have relied solely on the applicable laws of the State of Nevada and the federal laws of the United States of America as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction in the State of Nevada. We express no opinion as to the laws of any jurisdiction other than the State of Nevada and the United States of America.

          Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

          1. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated to be conducted; (c) is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualifications; and (d) has the power to execute and deliver, and to perform its obligations under, the Loan Documents.

          2. The execution, delivery and performance by Borrower of the Loan Documents to which Borrower is a party have been duly authorized by all necessary action and (a) will not violate any provision of (i) Borrower's Articles of Incorporation or By-laws; or (ii) any applicable law as to which we are opining or any order, judgment or decree of any court within the State of Nevada or other agency of government within the State of Nevada; or (b) will not result in a breach or constitute a default under any agreement to which Borrower is a party or by which any of Borrower's respective properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage of which we are aware, or result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of Borrower's properties, except the security interests and liens granted to Lenders under the Loan Documents and the Financing Statements; provided, however, we note that it is common in such indentures, loan or credit agreements, leases, debt instruments and mortgages that the written consent, approval or authorization of the lender, lessor or secured party thereto, as applicable, must be obtained prior to the execution, delivery, and the performance of documents such as the Loan Documents and the Financing Statements, and we assume that any such necessary written consent, approval or authorization has been obtained.

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 6

          3. No permits, authorizations, consents, approvals, licenses, franchises, patents, trademarks, trade names, copyrights, and other rights and privileges to allow Borrower to operate its business, or registrations with, any court or governmental department or commission, board, bureau, agency or instrumentality are or will be necessary for the valid execution, delivery or performance by Borrower of the Loan Documents, except filings required to perfect under applicable law the liens granted to the Lenders pursuant thereto.

          4. Each of the Loan Documents to which Borrower is named as a party has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with their respective terms, except as such enforcement of the Loan Documents may be limited by, or subject to:

               a.     Bankruptcy,   insolvency,   reorganization,
fraudulent  transfer,  moratorium,  or  other  laws  of   general
application   relating  to  or  affecting  the   enforcement   of
creditors' rights;

               b. General principles of equity regardless of whether such issues are considered in a proceeding in equity or at law which provide, among other things, that the remedies of specific performance and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               c. NRS 40.430, to the extent applicable, as it may be applied from time to time by courts interpreting Nevada law, which requires a lender to first exhaust the security or lien in real property before commencing any other action or proceeding with respect to the indebtedness owed by an obligor or a grantor of a deed of trust other than those acts or proceedings not deemed to be an "action" under subsection 4 of NRS 40.430;

               d. NRS 40.451 through 40.459, to the extent applicable, as they may be applied from time to time by courts applying Nevada law, which require a lender to obtain a deficiency judgment after a foreclosure sale before further pursuing unpledged or general assets of a borrower or guarantor;

               e. NRS 40.453, to the extent applicable, which renders certain waiver provisions in documents relating to the sale of real property unenforceable where a mortgagor or grantor of a deed of trust or a guarantor or surety of the indebtedness secured thereby waives any right secured to them by the laws of the State of Nevada;

               f. The fact that a court may view any provision of the Loan Documents as unconscionable, against public policy or subject to an obligation that the parties to the Loan Documents act reasonably or in a commercially reasonable manner; and

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 7

               g. The fact that certain remedies contained in the Loan Documents may be qualified under the laws of the State of Nevada, none of which qualifications will materially interfere with the practical realization of the benefits and security provided thereby.

            5. The Security Agreement is sufficient to create a security interest in the accounts, chattel paper, negotiable documents, goods and general intangibles included as a part of the Collateral. The Deed of Trust is sufficient to create a valid lien in all right, title and interest of Borrower in and to the mining claims and water rights set forth on Exhibits A and B of the Deed of Trust.

           6. To the best of our knowledge (i) there are no actions, suits or proceedings pending or threatened against Borrower in any court at law or in equity in Clark County, Nevada or before or by any governmental department, commission, board, bureau, agency or instrumentality within the State of Nevada which are material, either individually or in the aggregate, to the business, financial condition or prospects of Borrower or could, if adversely decided, have a Material Adverse Effect.

          The foregoing opinions are subject to the following additional qualifications:

          1. We express no opinion as to the effectiveness of any provision of the Loan Documents permitting retention by a lender of insurance or condemnation proceeds in excess of the impairment of such lender's security.

          2. We express no opinion as to the effect of a lender's security interest in personal property proceeds as against the rights of a trustee (or debtor in possession) in bankruptcy in proceeds, in the event of insolvency proceedings instituted by or against Borrower where such security interest in proceeds is not one of those described in NRS 104.9306(4).

          3. We express no opinion concerning the validity, perfection, or priority of a security interest in proceeds (as defined in NRS 104.9306) ten days after Borrower's receipt thereof, unless: (i) the proceeds are collateral in which a security interest may be perfected by filing in the offices where the Financing Statements have been filed and, if the proceeds are acquired with cash proceeds, the description of collateral in the Financing Statements indicates the types of property constituting the proceeds; (ii) the proceeds are identifiable cash proceeds; or (iii) the security interest in the proceeds is perfected before the expiration of the ten day period.

          4. We express no opinion as to the effectiveness under all circumstances of waivers of rights available to debtors or obligors under the laws of the State of Nevada.

          5.    We express no opinion as to the effectiveness  of
any   provision,  directly  or  indirectly,  requiring  that  any consent, modification, amendment, or waiver be in writing.

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 8

          6. We express no opinion as to the validity or enforceability of any provision of the Loan Documents which imposes a penalty for late payment or other impositions for penalties or forfeitures; or provides that remedies or rights are not exclusive, that every remedy or right is cumulative and may be exercised in addition to or with any right or remedy does not preclude recourse to one or more other rights or remedies.

          7. We express no opinion as to a lender's ability to appoint a receiver to take possession of the real or personal property without first proving, among other things, impairment of lender's security interest in such property.

          8. We express no opinion as to the validity or enforceability of any provision selecting a forum for the institution of any action at law or in equity.

          9. We express no opinion as to the enforceability of any provision in the Loan Documents releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts or where such release or indemnification is contrary to public policy.

          10. We express no opinion as to the enforceability of any liquidated damage provision in the Loan Documents in the event that actual damages can be determined, or in the event that the liquidated damages are disproportionate to the actual damages incurred.

          11. We express no opinion as to the limitations imposed by the remedies section of Article 9 of the Nevada Uniform Commercial Code with respect to "notice" and "commercial reasonableness" in foreclosing security interests in real property.

          12. As stated previously, we express no opinion as to the title to, or ownership of, any of the Collateral or Property contemplated as security by the Loan Documents. We have conducted no title search with respect to the Collateral, nor have we verified the accuracy of any legal description or other collateral description.

          13. We express no opinion as to the perfection of certain Collateral in the Loan Documents, including, without limitation, (i) cash, cash proceeds, or instruments, that may only be perfected by possession pursuant to the Nevada Uniform Commercial Code; (ii) accounts, general intangibles, mobile goods and a nonpossessory security interest in chattel paper, that are perfected in accordance with the laws (including the conflict of laws rules) of the jurisdiction in which the debtor is located;
(iii) goods covered by a certificate of title, that are governed by the law (including the conflict of laws rules) of the jurisdiction issuing the certificate of title until four months after the goods are removed from that jurisdiction and thereafter until the goods are registered in another jurisdiction, but in any event not beyond surrender of the certificate; (iv) minerals; and (v) water rights.

BHF - Bank Aktiengesellschaft
Gerald Motors, Inc.
April 14, 1997
Page 9

          14.  We express no opinion as to the enforceability  of
Section 1(b) (page 5) of the Deed of Trust with regard to Trustor's waiver, following a foreclosure, of any rights it may have under anti-deficiency legislation.

          15.  We express no opinion as to the enforceability  of
Section 15 of the Deed of Trust.

          16. Perfection of an assignment or other transfer of water rights requires a notice of such assignment or transfer to be provided to the Nevada State Engineer. Consequently, we express no opinion as to the enforceability of the provisions of the Loan Documents and the Financing Statements which purport to convey certain of Borrower's water rights to the Lenders.

          We direct your attention to the following:

          1. Since the opinions expressed in this letter are based upon the law in effect on the date hereof, we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise.

          2. Under the laws of the State of Nevada, a financing statement filed in the State of Nevada is effective for a period of five years from the date of filing (and for an additional period in certain limited circumstances). The effectiveness of a financing statement may be continued, however, by filing a continuation statement, in the manner prescribed by law, in the office in which the financing statement was originally filed, within six months prior to the end of each such five-year period. If the Borrower changes its name or identity or if the information in the Financing Statement otherwise becomes inaccurate or incomplete, an amendment or supplement to the Financing Statement or the filing of an additional financing statement may be required.

          3.     NRS   107.080  limits  a  lender's  ability   to
(i)  accelerate  the maturity date of a loan or  (ii)  enforce  a default. Specifically, NRS 107.080 provides that where any transfer in trust of any estate in real property is made to secure the performance of an obligation or the payment of any debt, the power of sale cannot be exercised by the trustee after a breach of an obligation until: (i) the beneficiary or trustee executes and records in the office of the county recorder of the county in which the property is located a notice of breach and election to sell; (ii) the grantor fails to remedy the deficiency in performance or payment for a period of 35 days after the recording of the notice; and (iii) not less than three months elapse after the recording of the notice.

          4. NRS 100.091 and NRS 106.105 require a lender to comply with certain statutory procedures with the implementation and maintenance of an impound account in connection with a loan secured by real property.

          These opinions are effective as of the date hereof.  No
extension  of  our  opinions  may  be  made  by  implication   or
otherwise.  We  express no opinion other than as herein expressly

BHF - Bank Aktiengelsellschaft
Gerald Motors, Inc.
April 14, 1997
Page 10

set forth. Our opinions are not to be otherwise quoted in whole or in part without the prior express, written consent of this firm. These opinions are intended for your exclusive use in connection with the transactions described in the Loan Documents and may not be relied upon by any person other than you, and your counsel and assignees, or the respective successors in interest.

                              Sincerely,

                       EXHIBIT D

               LOSS PAYABLE ENDORSEMENT

Policy No.:

Named Insured: Alta Gold Co.

_______________________________________________________

Name  of Loss Payees and Additional Insureds:  BHF-BANK
Aktiengesellschaft, New York Branch and Gerald  Metals,
Inc.

Respective Addresses:

590 Madison Avenue
New York, New York  10022-2540

6 High Ridge Park,
Stamford, Connecticut 06905

Interest/Description of Property:

     Loss under this policy will be payable to the above named Loss Payees and Additional Insureds as Lenders' or mortgagees' interests may appear.

     The Loss Payees and Additional Insureds now have or will acquire from time to time an insurable interest in certain property insured under this policy Such interests will be established by documentary or other written evidence (including, without limitation, a security agreement).

     The interest of the Loss Payees and Additional
Insureds will not be impaired by:

     1. any act or neglect of the borrower,
        mortgagor or owner of the above described property except as provided in the last paragraph of this endorsement;

     2. any change in the title or ownership of the property; or

     3. a more hazardous occupancy of the
        premises where the property is located
        than is permitted by this policy.

     We reserve the right to cancel this policy at any time as provided by its terms. If we do so, this policy will continue in force for the benefit only of the Loss Payees and Additional Insureds for sixty (60) days after notice to the Loss Payees and Additional
Insureds of such cancellation and will then cease.

     Whenever we will pay the Loss Payees and Additional Insureds any sum for loss or damage under this policy and claim that, as to the borrower, mortgagor or owner, no liability existed then we will, to the extent of such payment, be legally subrogated to all the rights of the party to whom the payment will be made, under all securities held as collateral to the debt. At our option, we may pay the Loss Payees and Additional Insureds the whole principal due or to grow due on the debt with interest, and thereupon receive a full assignment and transfer of the debt and of the mortgage and all of such other securities as evidence of the interest of the Loss Payees and Additional
Insureds in the described property. However, no subrogation will impair the Loss Payees and Additional
Insureds' right to recover the full amount of its claim against the borrower, mortgagor or owner.

     All other provisions of the policy apply.